                                                                    EXHIBIT 99.5

          FORM OF THE ACS DEFENSE, INC. PROFIT SHARING AND 401(K) PLAN

                ACS DEFENSE, INC. PROFIT SHARING AND 401(k) PLAN


                    ORIGINAL EFFECTIVE DATE: JANUARY 1, 1976

                      AMENDED AND RESTATED: OCTOBER 1, 1999

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----

SECTION 1 -- DEFINITIONS                                                        2
    1.1    Accounts                                                             3
    1.2    Actual Contribution Percentage                                       3
    1.3    Actual Deferral Percentage                                           3
    1.4    Administrator                                                        3
    1.5    Annuity Starting Date                                                3
    1.6    Betac Plan                                                           3
    1.7    Board of Directors                                                   3
    1.8    Code                                                                 3
    1.9    Compensation                                                         3
    1.10   Disability                                                           4
    1.11   Early Retirement Date                                                5
    1.12   Eligible Employee                                                    5
    1.13   Employee                                                             5
    1.14   Employer                                                             5
    1.15   ERISA                                                                5
    1.16   Excess Compensation                                                  6
    1.17   Former Participant                                                   6
    1.18   415 Compensation                                                     6
    1.19   Highly Compensated Employee                                          6
    1.20   Hour of Service                                                      7
    1.21   Investment Fund                                                      8
    1.22   Leased Employee                                                      9
    1.23   Life Annuity                                                         9
    1.24   Limitation Year                                                      9
    1.25   Non-Highly Compensated Employee                                      9
    1.26   Normal Retirement Age                                                9
    1.27   Normal Retirement Date                                              10
    1.28   One-Year Break-In-Service                                           10
    1.29   Participant                                                         10
    1.30   Plan                                                                10
    1.31   Plan Year                                                           11
    1.32   Pre-Retirement Survivor Annuity                                     11
    1.33   Qualified Joint and Survivor Annuity                                11
    1.34   Related Employer                                                    11
    1.35   Salary Reduction Agreement                                          11
    1.36   Termination of Employment                                           12
    1.37   Trust                                                               12
    1.38   Trustees                                                            12
    1.39   USERRA                                                              12
    1.40   Valuation Date                                                      12

    1.41   Year of Service                                                     12

SECTION 2 -- PARTICIPATION                                                     13
    2.1    Commencement of Participation                                       13
    2.2    Obligation of Participant                                           13
    2.3    Termination of Participation                                        13
    2.4    Reemployment After Termination of Employment                        13

SECTION 3 -- CONTRIBUTIONS                                                     14
    3.1    Salary Reduction                                                    14
    3.2    Matching Contributions                                              16
    3.3    Employer Discretionary Contributions                                20
    3.4    Annual Limitation on Contributions.                                 21
    3.5    Rollover and Transfer Contributions                                 22
    3.6    Reemployment of Returning Veterans.                                 23

SECTION 4 -- VESTING                                                           25
    4.1    Matching and Discretionary Contribution Accounts.                   25
    4.2    Salary Reduction Contribution Account, Rollover
           Contribution Account, After-tax Contribution
           Account, and Betac Plan Transfer Account                            26

SECTION 5 -- FORFEITURES                                                       27
    5.1    Forfeiture                                                          27
    5.2    Allocation                                                          27
    5.3    Restoration of Benefits                                             27

SECTION 6 -- ALLOCATIONS AND INVESTMENTS                                       28
    6.1    Individual Accounts                                                 28
    6.2    Investment of Accounts                                              28
    6.3    Allocations of Earnings and Losses                                  29
    6.4    Allocation to Individual Accounts                                   30
    6.5    Fiduciary Responsibility                                            30

SECTION 7 -- DISTRIBUTIONS                                                     31
    7.1    Distributions Upon Separation From Service                          31
    7.2    Distributions During Employment                                     39
    7.3    Loans                                                               41
    7.4    Incompetence of Distributee                                         42
    7.5    Location of Participant or Beneficiary Unknown                      43
    7.6    Direct Rollover.                                                    43
    7.8    Payments Made Pursuant to a Qualified Domestic Relations Order      45

SECTION 8 -- AMENDMENT AND TERMINATION                                         46

    8.1    Amendment                                                           46
    8.2    Termination, Partial Termination, or Complete
           Discontinuance of Contributions                                     46
    8.3    Permissible Reversions                                              47

SECTION 9 -- CLAIMS                                                            48
    9.1    General                                                             48
    9.2    Insufficiency of Claim                                              48
    9.3    Claim Review                                                        48
    9.4    Right of Appeal                                                     49
    9.5    Review of Appeal                                                    49

SECTION 10 -- ADMINISTRATION                                                   51
   10.1    Named Fiduciaries for Administration of Plan
           and for Investment and Control of Plan Assets.                      51
   10.2    Plan Administrator                                                  51
   10.3    Actions Conclusive                                                  53
   10.4    Appointment of Agents                                               53
   10.5    Reliance on Opinions, Etc.                                          53
   10.6    Records and Accounts                                                53
   10.7    Payment of Expense                                                  54
   10.8    Liability                                                           54

SECTION 11 -- TRUST AGREEMENT                                                  55
   11.1    The Trust Agreement                                                 55
   11.2    No Diversion of Corpus or Income                                    55

SECTION 12 -- MISCELLANEOUS                                                    56
   12.1    Limitation of Rights; Employment Relationship                       56
   12.2    Merger; Transfer of Assets                                          56
   12.3    Prohibition Against Assignment                                      57
   12.4    Applicable Law; Severability                                        58
   12.5    Reliance Upon Copy of Plan                                          58
   12.6    Gender and Number; Captions or Headings                             58

SECTION 13 -- TOP-HEAVY PROVISIONS                                             59
   13.1    Determination of Top-Heavy Status                                   59
   13.2    Key Employees                                                       63
   13.3    Non-Key Employee                                                    64
   13.4    Additional Rules                                                    64
   13.5    Minimum Benefit                                                     64

SECTION 14 -- PARTICIPATING EMPLOYERS                                          75
   14.1    Adoption by Other Employers                                         75

   14.2    Requirements of Participating Employers                             65
   14.3    Designation of Agent                                                65
   14.4    Employee Transfers                                                  65
   14.5    Participating Employer's Contributions                              66
   14.6    Discontinuance of Participation                                     66
   14.7    Administrator's Authority                                           66

                                    PREAMBLE

Analytical Systems Engineering Corporation ("ASEC") established the Analytical Systems Engineering Corporation Profit Sharing Plan and Trust (the "ASEC Profit Sharing Plan") on December 6, 1976. Effective January 1, 1984, ASEC established the Analytical Systems Engineering Corporation Cash or Deferred Plan and Trust (the "ASEC 401(k) Plan"). The plans were subsequently amended from time to time.

Effective October 1, 1984, Betac International Corporation ("Betac") adopted the Betac International Corporation Pension/Tax Deferred Savings Plan (the "Betac Plan"). The Betac Plan was subsequently amended and restated as of October 1, 1993 as a stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and an employee stock ownership plan under Code section 4975(e)(7) with a Code section 401(k) feature. On July 23, 1998, the Betac was acquired by Affiliated Computer Services, Inc. through a stock purchase transaction in which all Betac stock in the Plan was exchanged for cash. As a result, the Betac amended the Plan effective as of July 23, 1998 to remove all provisions specifically relating to its status as a stock bonus plan and employee stock ownership plan and renamed the Plan the Betac International Corporation 401(k)/Tax-Deferred Savings Plan.

Effective April 1, 1998, the ASEC 401(k) Plan and the ASEC Profit Sharing Plan were merged together and became the Analytical Systems Engineering Corporation 401(k) and Profit Sharing Plan (the "Plan"), and the Betac Plan shall be merged into the Plan as of September 30, 1999. The Plan shall now be known as the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and is hereby amended and restated effective as of October 1, 1999 (except where an earlier date is indicated) to comply with the requirements imposed by the Retirement Protection Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other technical changes consistent with the merger of the plans.

                                   SECTION 1
                                  DEFINITIONS

1.1 ACCOUNTS.

         (a) SALARY REDUCTION CONTRIBUTION ACCOUNT. The account of a Participant which is credited with salary reduction contributions made pursuant to Section 3.1, and any amounts attributable to elective deferral contributions and qualified non-elective contributions transferred on his behalf from the Betac Plan.

         (b) MATCHING CONTRIBUTION ACCOUNT. The account of a Participant which is credited with matching contributions made pursuant to
                  Section 3.2. The Matching Contribution Account also shall include any amounts attributable to matching company contributions transferred on the Participant's behalf from the Betac Plan, which shall be accounted for separately to the extent that the Participant is not 100% vested in his matching contributions made to the Plan.

         (c) DISCRETIONARY CONTRIBUTION ACCOUNT. The account of a Participant which is credited with Employer discretionary contributions made pursuant to Section 3.3, and any amounts attributable to basic company contributions transferred on his behalf from the Betac Plan.

         (d) ROLLOVER ACCOUNT. The account of a Participant which is credited with a qualified rollover of a distribution from a qualified retirement plan pursuant to Section 3.5, and any amounts attributable to rollover contributions transferred on his behalf from the Betac Plan.

         (e) AFTER-TAX CONTRIBUTION ACCOUNT. The account of a Participant attributable to voluntary employee contributions designated by the Participant as after-tax contributions prior to January 1, 1987, and any amounts attributable to after-tax contributions transferred on his behalf from the Betac Plan.

         (f) BETAC PLAN TRANSFER ACCOUNT. The account of a Participant that contains any amounts transferred on his behalf attributable to his "Original Plan Transfer

                  Account" in the Betac Plan. The Original Plan Transfer Account consisted of company contributions transferred to the Betac International Corporation Pension/Tax Deferred Savings Plan on the termination of the Betac Corporation Profit Sharing Plan.

1.2 ACTUAL CONTRIBUTION PERCENTAGE. The ratio of:

         (a)      Matching contributions for the Plan Year; to

         (b)      Compensation for the Plan Year.

1.3 ACTUAL DEFERRAL PERCENTAGE. The ratio of:

         (a)      Salary reduction contributions for the Plan Year; to

         (b)      Compensation for the Plan Year.

1.4 ADMINISTRATOR. The individual designated by the Board of Directors or its pursuant to Section 10.1(a). If the Board of Directors does not appoint an Administrator the Employer shall act as such.

1.5 ANNUITY STARTING DATE. The first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant (or beneficiary) to his benefit.

1.6 BETAC PLAN. The Betac International Corporation 401(k)/Tax Deferred Savings Plan that was merged into the Plan effective September 30, 1999.

1.7 BOARD OF DIRECTORS. The Board of Directors of ACS Defense, Inc.

1.8 CODE. The Internal Revenue Code of 1986, as amended.

1.9 COMPENSATION.

         (a) DEFINITION. Total wages, salaries, fees for professional services, bonuses, and other amounts received by an Employee for personal services actually rendered in the course of employment with the Employer during the Plan Year to the extent that such amounts are includible in gross income. Compensation shall not include:

                  (i) amounts contributed to a plan of deferred compensation which are not includible in the gross income of the Employee for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan described in Code section 408(k) to the extent such contributions are deductible by the Employee;

                  (ii) distributions from a plan of deferred compensation, other than amounts paid under the Leadership Excellence Incentive Program ("LEIP"), regardless of whether such amounts are includible in gross income when distributed;

                  (iii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (v)      other amounts that receive special tax benefits.

         (b) LIMITATION. No amounts paid during a Plan Year in excess of $150,000 (as adjusted pursuant to Code section 401(a)(17)) shall be taken into account to determine benefits hereunder.

1.10 DISABILITY. An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer which prevents the Participant from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.11 EARLY RETIREMENT DATE. The first day of the month coincident with or next following the date a Participant attains age 55 and completes 5 Years of Service.

1.12 ELIGIBLE EMPLOYEE. An Employee of the Employer who may participate in the Plan because he:

         (a) Is not a member of a collective bargaining unit unless covered by a collective bargaining agreement that expressly provides for participation in the Plan;

         (b)      Is not a nonresident alien with no U.S. source earned income;

         (c)      Is not a Leased Employee;

         (d) Is not an individual who the Employer classifies as an independent contractor (regardless of the individual's employment status under applicable law); and

         (e) Is not an individual who the Employer classifies as a consultant under its personnel policies (regardless of the individual's employment status under applicable law).

1.13 EMPLOYEE. Any individual on the payroll of the Employer or a Related Employer, and not paid by accounts payable, whose wages from the Employer or Related Employer are subject to withholding for the purposes of Federal income taxes and the Federal Insurance Contributions Act and any Leased Employee of the Employer or a Related Employer.

1.14 EMPLOYER. ACS Defense, Inc. and any successor organization to such Employer which elects to continue the Plan as well as any Participating Employer as defined in Section 14.

1.15 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.16 EXCESS COMPENSATION. Compensation in excess of the maximum amount of earnings which may be considered wages for the year (the "taxable wage base") under Code section 3121(a)(1).

1.17 FORMER PARTICIPANT. Any individual who is no longer a Participant but who continues to have an Account in the Plan.

1.18 415 COMPENSATION. The total amount for the Limitation Year of wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan, but excluding income from the issuance, exercise or sale of any stock option, or any other amounts which receive special tax benefits. Effective for Plan Years beginning after December 31, 1997, 415 Compensation shall include salary reduction contributions to any qualified retirement plan and any amount contributed to a cafeteria plan which is not included in the Employee's income by reason of Code section 125.

1.19 HIGHLY COMPENSATED EMPLOYEE.

         (a) For purposes of this Section 1.19, the following definitions and rules of interpretation shall apply:

                  (I) The determination year is the Plan Year for which the determination of who is highly compensated is being made.

                  (II) The look-back year is the twelve (12) month period immediately preceding the determination year.

                  (III) The top-paid group consists of the top twenty percent (20%) of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code section 414(q)(5) and Q&A 9(b) of section 1.414(q)-1T of the Regulations are excluded.

         (b) For Plan Years beginning after January 1, 1997, the term "Highly Compensated Employee" shall mean any Employee of the Employer or a Related Employer who:

                  (I) owned more than five percent (5%) of the Employer or a Related Employer (including any ownership attributable from a related party under Code section
                           318) at any time during the determination year or the look-back year, or

                  (II) had 415 Compensation in excess of $80,000 (as adjusted pursuant to Code section 414(q)(1)), and if the Employer so elects, was in the top-paid group during the look-back year.

         (c) A Highly Compensated Employee shall also include an Employee who separated from service (or was deemed to have separated) prior to the determination year, and performs no service for the Employer during the determination year, but who was a Highly Compensated Employee as defined under Section 1.19(b) above for either the separation year or any determination year ending on or after such Employee's 55th birthday.

1.20 HOUR OF SERVICE. "Hour of Service" means:

         (a) Each hour for which an Employee is paid or entitled to payment for the performance of duties by the Employer or a Related Employer;

         (b) Each hour for which an Employee is paid or entitled to payment by the Employer or a Related Employer (for reasons such as vacation, sickness or disability) other than for the performance of duties. No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). No credit shall be given for hours for which no duties are performed but for which payment by the Employer or Related Employer is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or where payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Related Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) For purposes of (a) - (c) above, the Administrator shall determine Hours of Service for any salary paid Employee on the basis of the Employee's weeks of employment, with the Administrator crediting the Employee with forty-five (45) Hours of Service for each week for which the Employee would be otherwise required to be credited for at least one (1) Hour of Service during the week.

         (e) Hour of Service shall also include a military leave while the Employee's reemployment rights are protected by law, or such additional or other periods as are granted by the Employer as military leave, provided the Employee returns to employment within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law). Hours under this paragraph shall be credited on the basis of the lesser of (i) a forty (40) hour work week or applicable pro rata portion thereof or (ii) his customarily scheduled work week or applicable pro rata portion thereof. The same Hours of Service shall not be credited under
                  (a) - (c) above, as the case may be, and under this paragraph.

1.21 INVESTMENT FUND. The funds referred to in Section 6 hereof for the investment and reinvestment of a Participant's share of contributions and assets held under the Plan, sometimes also referred to as "Fund" or "Funds."

1.22 LEASED EMPLOYEE.

         (a) A Leased Employee is any person who provides services to the Employer if:

                  (I) Such services are provided pursuant to an agreement between the Employer and any other person ("leasing organization");

                  (II) Such services are performed under the primary direction or control of the Employer;

                  (III) Such services are provided to the Employer on a substantially full-time basis for a period of at least one (1) year; and

                  (IV) The Company classifies such person as a Leased Employee (regardless of the individual's employment status under applicable law).

         (b) When a Leased Employee ceases to provide services pursuant to an agreement between the Employer and a leasing organization but continues to work under the direction of the Employer, the Employer may reclassify the Leased Employee as an Employee, in which case such Employee shall receive credit for purposes of eligibility and vesting for the entire period for which he has performed services for the Employer.

         (c) A Leased Employee of a Related Employer shall be determined as set forth in paragraphs (a) - (b) above as if the Related Employer were the Employer.

1.23 LIFE ANNUITY. An annuity for the life of the recipient based on the value of the Participant's accrued benefits on his Annuity Starting Date.

1.24 LIMITATION YEAR. The Plan Year.

1.25 NON-HIGHLY COMPENSATED EMPLOYEE. Any Employee who is not a Highly Compensated Employee.

1.26 NORMAL RETIREMENT AGE. Age 65.

1.27 NORMAL RETIREMENT DATE. The first day of the month coincident with or next following the date a Participant attains Normal Retirement Age.

1.28 ONE-YEAR BREAK-IN-SERVICE. Any 12-month period ending on each anniversary of the Employee's date of hire during which the Participant does not complete more than five hundred (500) Hours of Service. Notwithstanding the foregoing, solely for the purpose of determining whether a Participant has incurred a One-Year Break-In-Service, Hours of Service shall be recognized for an "authorized leave of absence" or a "maternity or paternity leave of absence."

         An "authorized leave of absence" means a leave of absence granted by the Employer or a Related Employer on account of illness, educational purposes, governmental assignments, or other purposes, at the conclusion of which the Participant returns to work, or prior to the conclusion thereof dies or becomes disabled.

         A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break-in-Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a maternity leave of absence shall be those that normally would have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for any single maternity or leave of absence shall not exceed five hundred and one (501).

1.29 PARTICIPANT. Any Employee who has commenced participation in the Plan in accordance with the provisions of Section 2 of the Plan.

1.30 PLAN. The ACS Defense, Inc. Profit Sharing and 401(k) Plan as set forth in this document and as amended from time to time.

1.31 PLAN YEAR. The twelve (12) month period commencing on each January 1.

1.32 PRE-RETIREMENT SURVIVOR ANNUITY. An annuity for the life of the surviving spouse of a Participant who dies prior to his Annuity Starting Date. Such annuity shall be based on the value of the Participant's entire accrued benefit.

1.33 QUALIFIED JOINT AND SURVIVOR ANNUITY. An annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his spouse based on his accrued benefits as of the Annuity Starting Date. If no survivor percentage is elected, the percentage payable to the spouse shall be 50%.

1.34 RELATED EMPLOYER. Any corporation, trade or business which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

1.35 SALARY REDUCTION AGREEMENT. An agreement between a Participant and the Employer which specifies for each payroll period in a form prescribed by the Administrator, the percentage of Compensation that he or she wishes to contribute to the Plan. A Participant's Salary Reduction Agreement shall provide that the Participant's Compensation will be reduced by a whole percentage amount of such compensation up to a maximum of fifteen percent (15%). A Participant may elect to increase or decrease the amount by which his Compensation is to be reduced. Such changes shall be made in accordance with reasonable administrative requests of the Employer provided that such administrative requests are applied consistently among all similarly situated Participants. A Participant may revoke his current Salary Reduction Agreement at any time.

A Participant may increase or decrease the rate of such salary reduction contributions at such time or times as the Administrator may prescribe. Any election with respect to, or change in, the rate of salary reduction contributions shall be made before the effective date thereof, and in such manner as the Administrator may in its discretion require in accordance with uniform and nondiscriminatory rules.

1.36 TERMINATION OF EMPLOYMENT.

         (a) The discharge of an Employee by the Employer, whether or not for cause and whether or not justified,

         (b) a statement made by an Employee to the Employer that he is quitting followed by the Employee's failure to report to work, or

         (c) the unexplained failure of an Employee to report to work when expected to report.

         A Participant shall not incur a Termination of Employment solely because he transfers employment to a Related Employer.

1.37 TRUST. The Trust Agreement entered into pursuant to Section 11 between the Employer and the Trustees.

1.38 TRUSTEES. The persons and/or bank or trust company which are named as Trustees in the Trust Agreement.

1.39 USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.40 VALUATION DATE. The date or dates during the Plan Year a Participant's or Former Participant's Plan assets allocated to an Investment Fund described in
Section 6 are valued.

1.41 YEAR OF SERVICE. The 12-month period ending on each anniversary of an Employee's date of hire during which such Employee has completed at least one thousand (1,000) Hours of Service.

                                    SECTION 2
                                 PARTICIPATION

2.1 COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan on the first day of the month coincident with or next following the day he becomes an Eligible Employee.

2.2 OBLIGATION OF PARTICIPANT. When an Employee becomes eligible to participate, and thereafter from time to time, the Administrator may require the Employee to furnish such information in a form prescribed by the Administrator as may be reasonably required for the administration of the Plan, including beneficiary designation forms, evidence of age and marital status, Salary Reduction Agreements, etc. If a Participant does not comply with any such reasonable requirements neither the Administrator, the Employer, the Trustees, nor any other person, shall be obligated to administer the Plan for such Participant until such information is properly furnished, and no such person shall incur liability to such Participant or his beneficiary to the extent that any intended Plan benefit has not been obtained or is not available because of the Participant's or beneficiary's failure to furnish such information.

2.3 TERMINATION OF PARTICIPATION. Participation in the Plan continues until a Participant's death or Termination of Employment. A Participant whose participation would otherwise terminate under the preceding sentence may remain a Participant for the limited purposes of investment allocation under Section 6 and distributions under Section 7. In the event a Participant ceases to be an Eligible Employee, such Participant shall not be eligible for Employer contributions made pursuant to Section 3.1(a), 3.2(a) and 3.3(b).

2.4 REEMPLOYMENT AFTER TERMINATION OF EMPLOYMENT. A Former Participant who is reemployed subsequent to incurring a Termination of Employment shall immediately recommence participation in the Plan, provided he is an Eligible Employee at such time.

                                    SECTION 3
                                  CONTRIBUTIONS

3.1 SALARY REDUCTION.

         (a) SALARY REDUCTION CONTRIBUTIONS. Commencing April 1, 1998, the Employer will contribute to a Participant's Salary Reduction Account the Participant's payroll deduction made pursuant to his Salary Reduction Agreement with the Employer. Such contribution shall be made no later than the time prescribed by law after such amounts are received by the Employer or would otherwise have been payable to the Participant in cash. Such contribution for any Participant shall be limited under Code section 402(g) for the Participant's taxable year.

         (b) LIMITATION. Effective for Plan Years beginning after January 1, 1997, salary reduction contributions for any Plan Year must satisfy at least one of the following tests found in Code section 401(k)(3):

                  (I) The average of the Actual Deferral Percentages for all Highly Compensated Employees for the Plan Year does not exceed the product of one and one quarter (1.25) and the average of the Actual Deferral Percentages of all Non-Highly Compensated Employees for the prior Plan Year; or

                  (II) The excess of the average of the Actual Deferral Percentages for Highly Compensated Employees for the Plan Year over the average of the Actual Deferral Percentages for Non-Highly Compensated Employees for the prior Plan Year is not more than two (2) percentage points, and the average of the Actual Deferral Percentages for the Highly Compensated Employees for the Plan Year does not exceed twice the average of the Actual Deferral Percentages for the Non-Highly Compensated Employees for the prior Plan Year.

                  For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Participants in the Plan are taken into account. The Actual Deferral Percentage of any Participant who elects not to make any salary reduction contributions shall be zero.

                  The Employer may, at its discretion, elect to have "prior Plan Year" struck in the preceding sections (I) and (II) and replaced with "Plan Year." However, the Plan must be amended to reflect such election.

                  For Plan Years beginning after December 31, 2000, the Plan is permitted to change from "Plan Year" to the words "prior Plan Year" only if "Plan Year" was used for each of the five (5) years prior the year of the change.

         (c) SATISFACTION OF THE LIMITATION. If the tests in (b) above are not satisfied, the Employer may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute the Highly Compensated Employees' excess contributions under (II) below.

                  (I) ADDITIONAL CONTRIBUTION. If the tests in (b) above are not satisfied, the Employer may make an additional contribution to the Salary Reduction Account of each Participant who is a Non-Highly Compensated Employee. The contribution to such Participant's account will be equal to a percentage of his Compensation for the Plan Year and such percentage shall be the same for each such Participant. The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to salary reduction contributions.

                  (II) DISTRIBUTION OF EXCESS CONTRIBUTION. If the Actual Deferral Percentage for Participants who are Highly Compensated Employees is more than the amount permitted under (b) for any Plan Year, the amount of the Excess Contributions for such Plan Year (and any income allocable to such contributions) shall be distributed before the close of the following Plan Year. The Administrator shall make reasonable efforts to cause such distribution to be made by March 15 of such following Plan Year.

                           For this purpose, Excess Contributions means with respect to a Plan Year, the excess of the aggregate amount of salary reduction contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under
                           (b)(I) or (II). The Excess Contribution shall be distributed commencing with a distribution to the Participant with the highest amount contributed for the Plan Year and reducing his contribution amount by an amount equal to the lesser of the amount necessary to relieve the Excess Contribution or the amount necessary to reduce his contribution amount to the next highest contribution amount. If more than one Participant has the highest contribution amount, such Participants shall have their contribution amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The Administrator shall perform the procedure described in the preceding two sentences repeatedly until no Excess Contributions remain. If the distribution of Excess Contributions results in the distribution of any salary reduction contributions which were matched by the Employer, such matching contributions attributable to such salary reduction contributions shall also be distributed.

3.2 MATCHING CONTRIBUTIONS.

         (a) MATCHING CONTRIBUTIONS. The Employer shall contribute to each Participant's Matching Contribution Account an amount equal to 25% of the Participant's salary reduction contributions under
                  Section 3.1(a), but only to the extent that his salary reduction contributions do not exceed 5% of his Compensation. The Employer may change the rate of matching contributions at any time by notifying Participants in sufficient time to adjust their salary reduction contributions prior to the start of the period for which the new matching contribution percentage applies. Matching contributions shall be made at least annually by the due date for filing the Employer's federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Employer may determine in its sole discretion.

         (b) ANNUAL LIMIT ON MATCHING CONTRIBUTIONS. Effective for Plan Years beginning after January 1, 1997, pursuant to Code section 401(m)(2), the average of the Actual Contribution Percentages for the Plan Year for the Highly Compensated Employees shall not exceed the greater of (I) or (II) as follows:

                  (I) The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year multiplied by one and one-quarter (1.25); or

                  (II) The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2.0); subject, however, to the additional limitation that the average of the Actual Contribution Percentages for the Highly Compensated Employees for the Plan Year may not exceed the average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year by more than two (2.0) percentage points.

                  For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Participants in the Plan are taken into account. The Actual Contribution Percentage of any Participant who is not eligible for a matching contribution because he elects not to make any salary reduction contributions shall be zero.

                  The limitation of this Section 3.2(b) shall be applied for each Plan Year. The limit in Section 3.2(b)(II) shall be adjusted in accordance with Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any Highly Compensated Employee in violation of Code section 401(m)(9).

                  The Employer may, at its discretion, elect to have the "prior Plan Year" struck the preceding Sections (I) and (II) and replaced with "Plan Year." However, the Plan must be amended to reflect such election.

                  For Plan Years beginning after December 31, 2000, the Plan is permitted to change from "Plan Year" to "prior Plan Year" only if the "Plan Year" was used for each of the five (5) years prior the year of the change.

         (c) SATISFACTION OF THE LIMITATION. If the tests in (b) are not satisfied, the Employer may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute (or forfeit, where forfeitable) the Highly Compensated Employees' excess contributions under (II) below.

                  (I) ADDITIONAL CONTRIBUTION. If the tests in (b) above are not satisfied, the Employer may make an additional contribution to the Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee to satisfy such tests. The contribution to such Participant's account will be equal to a percentage of his Compensation for the Plan Year and such percentage shall be the same for each such Participant. The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to matching contributions.

                  (II)     DISTRIBUTION OF EXCESS MATCHING CONTRIBUTION.

                           (A) METHOD OF REDUCTION. For this purpose, Excess Matching Contributions means with respect to a Plan Year, the excess of the aggregate amount of matching contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under (b)(I) or
                                    (II). The Excess Matching Contributions
                                    shall be reduced commencing with the
                                    Participant with the highest amount
                                    contributed for the Plan Year and reducing his matching contribution amount by an amount equal to the lesser of the amount necessary to relieve the Excess Matching Contribution or the amount necessary to reduce his matching contribution amount to the next highest matching contribution amount. If more than one Participant has the highest matching contribution amount, such Participants shall have their matching contribution amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The Administrator shall perform the procedure described in the preceding two sentences repeatedly until no Excess Matching Contributions remain.

                           (B) DISTRIBUTION (OR FORFEITURE) OF EXCESS OVER ANNUAL LIMIT. The Administrator shall either distribute to the affected Highly Compensated Employee, or where forfeitable, forfeit the amount of the Excess Matching Contributions determined under (A) above, plus any earnings attributable to the excess amount. Any such forfeiture shall be allocated pursuant to Section 5.2 and such allocation shall take place by the end of the Plan Year immediately following the Plan Year in which the Excess Matching Contributions were made.

3.3 EMPLOYER DISCRETIONARY CONTRIBUTIONS.

         (a) ELIGIBILITY. A Participant will be eligible to share in any discretionary contributions made under Section 3.3(b) as of the first day of the month coincident with or next following the date he initially completes 500 Hours of Service and six
                  (6) months of employment with the Employer.

         (b) ALLOCATION. The Employer may, but shall not be obligated to, make a discretionary contribution in such amount, if any, as the Employer shall determine in its sole discretion. If the Employer determines that a discretionary contribution shall be made for a Plan Year, the contribution shall be allocated to the Discretionary Contribution Account of each Participant who is credited with 1,000 Hours of Service during the Plan Year and is employed by the Employer or a Related Employer on the last day of the Plan Year as described below.

                  (I) First, the contribution shall be allocated to each eligible Participant's Discretionary Contribution Account in the same proportion that the sum of his Compensation and Excess Compensation for the Plan Year bears to the aggregate sum of the Compensation and Excess Compensation of all eligible Participants for the Plan Year; provided that the allocation to any Participant's Discretionary Contribution Account under this paragraph (a) shall not exceed 5.7% of the sum of his Compensation and Excess Compensation for the Plan Year.

                  (II) After the allocation in (a) above, the balance of the Employer's discretionary contribution for the Plan Year shall be allocated to each eligible Participant's Discretionary Contribution Account in the same proportion that his Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year.

                  For purposes of this Section 3.3, the Compensation and Excess Compensation of any Participant shall not include Compensation earned during the portion of the Plan Year prior to the date he satisfies the initial eligibility requirement set forth in
                  Section 3.3(a).

3.4 ANNUAL LIMITATION ON CONTRIBUTIONS.

         (a) DEFINED CONTRIBUTION LIMIT. In no event shall the aggregate of a Participant's salary reduction, matching contributions and discretionary contributions for any Plan Year exceed the lesser of:

                  (I) Thirty Thousand Dollars ($30,000), as adjusted under Code section 415(d); or

                  (II)     25% of the Participant's 415 Compensation.

         (b)      REALLOCATING EXCESS CONTRIBUTIONS. If the limitation in
                  Section 3.4(a) is exceeded, the excess amount for the Plan Year shall be reallocated from the following accounts, in the following order until the limit is met.

                  (I) Any salary reduction contributions (and any earnings thereon) made under Section 3.1 during the Limitation Year that have not been matched pursuant to Section
                           3.2 and earnings thereon shall be distributed to the Participant by the close of the following Limitation Year. Notwithstanding the foregoing, the Administrator should make its best efforts to distribute such contributions within two and one-half (2 1/2) months after the close of the Limitation Year in which the excess contributions occurred. Such salary reduction contributions shall be distributed first under this Plan and next from any other qualified plan maintained by a Related Employer.

                  (II) To the extent that any salary reduction contributions made under Section 3.1 are matched pursuant to
                           Section 3.2, the excess amount shall be treated as a proportionate share of salary reduction contributions and corresponding matching contributions and any earnings thereon. The excess amount attributable to salary reduction contributions shall be distributed in accordance with paragraph (I) above and the excess amount attributable to matching contributions shall be held unallocated in a suspense account for the Limitation Year and used to reduce matching contributions for the subsequent Limitation Year (and succeeding

                           Limitation Years, as necessary). Excess amounts attributable to matching contributions may not be distributed to Participants or Former Participants. Such salary reduction contributions shall be distributed and such matching contributions shall be reallocated first under this Plan and next from any other qualified plan maintained by a Related Employer.

                  (III) Any discretionary contributions made under Section 3.3(b) during the Plan Year and any earnings thereon shall be held unallocated in a suspense account for the Limitation Year and used to reduce discretionary contributions for the subsequent Limitation Year (and succeeding Limitation Years, as necessary). Excess contributions under this paragraph may not be distributed to Participants or Former Participants. Such discretionary contributions shall be reallocated first under this Plan and next from any other qualified plan maintained by a Related Employer.

         (c) NO EXCEEDING 415 LIMIT. In no event shall the amount of any benefit or annuity determined under this Plan exceed the maximum benefit permitted under Code section 415.

3.5 ROLLOVER AND TRANSFER CONTRIBUTIONS. The Administrator may, within its sole discretion, allow an Employee who is an Eligible Employee to have deposited on his behalf a lump sum distribution received from:

         (a)      the trust of a qualified plan under Code section 401(a); or

         (b) an individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan, that the lump sum distribution received represents the entire amount in the individual retirement account, and that such amount met the other applicable requirements of Code section 408(d)(3) for rollover treatment on transfer to the individual retirement account.

         Such deposits shall be maintained in the Participant's Rollover Contribution Account and shall be subject to the other provisions of this Plan.

3.6 REEMPLOYMENT OF RETURNING VETERANS.

         (a) RETROACTIVE CONTRIBUTIONS. If a Participant is in qualified military service, as that term is defined under USERRA, and he returns to employment with the Employer within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law) such Employee shall be entitled to the following:

                  (I) The Participant may make salary reduction contributions to the Plan and designate them to a particular Plan Year, or Years, that he was out on military leave.

                  (II) To the extent the Participant makes contributions pursuant to (I) above, the Employer shall make matching contributions on such salary reduction contributions in accordance with the terms of the Plan in effect during the designated Plan Year.

                  (III) The Participant shall be entitled to have the Employer make discretionary contributions on his behalf he otherwise would have been entitled to but for his absence due to the military leave.

                  The Participant shall be entitled to make the contributions described in (I) above during the period which begins on the Participant's reemployment date and ends upon the lesser of:
                  (i) the product of three (3) and the number of years the Employee was engaged in qualified military service under USERRA or (ii) five (5) years from the date of reemployment.

         (b)      LIMITATIONS.

                  (I) Contributions made pursuant to (a)(I) above shall not be taken into account in the Plan Year during which the contributions are made for purposes of determining whether the limit under Code section 402(g) is exceeded. Contributions shall be counted as elective deferrals in the Plan Year to which the Participant designated such contributions.

                  (II) Contributions pursuant to (a)(I) and (a)(II) above shall not be considered in determining the Actual Deferral Percentage or Actual Contribution Percentage of the Plan for any Plan Year.

                  (III) Contributions made pursuant to (a)(I)-(III) above, shall not be counted as an annual addition during the Limitation Year when they are made for purposes of
                           Section 3.4. Contributions shall be counted as annual additions for purposes of Section 3.4 in the Plan Year to which the contributions are designated.

         (c) COMPENSATION. For purposes of (a) and (b) above, the Administrator shall treat the Employee as receiving Compensation during the period of qualified military service equal to the amount of Compensation the Employee would have received from the Employer during such period, based on the rate of pay the Employee would have received from the Employer but for the absence due to military service or if such rate of pay is not reasonably certain, the Employee's average Compensation during (i) the twelve (12) month period immediately before the qualified military service or, (ii) if shorter, the period of employment immediately before the qualified military service.

         (d) CREDITING OF EARNINGS AND ALLOCATIONS OF FORFEITURES. A Participant who is entitled to a contribution pursuant to (a) above shall not be entitled to receive corresponding retroactive earnings attributable to such contribution nor shall he be entitled to participate in the allocation of any forfeiture that occurred while he was on qualified military service.

                                    SECTION 4
                                     VESTING

4.1      MATCHING AND DISCRETIONARY CONTRIBUTION ACCOUNTS.

         (a) VESTING SCHEDULE. A Participant's Matching and Discretionary Contribution Accounts shall vest in accordance with the following schedule:

                                                       The Nonforfeitable
                           Years of Service               Percentage is
                           ----------------            ------------------

                              Less than 1                       0%
                                   1                           20%
                                   2                           40%
                                   3                           60%
                                   4                           80%
                               5 or more                      100%

                  Notwithstanding the foregoing, any Participant in the Betac Plan on September 30, 1999 shall be 100% vested in the portion of his Matching Contribution Account attributable to amounts transferred from the Betac Plan.

                  In the case of any Participant who incurred five (5) consecutive One-Year Breaks-In-Service and was not fully vested prior to said Breaks-in-Service, Years of Service after such five (5) year period shall not be required to be taken into account for the purpose of determining the nonforfeitable percentage of his accrued benefit derived from matching and discretionary contributions that accrued before such five (5) year period until the Participant completes a Year of Service after he is reemployed.

         (b) EXCEPTIONS. A Participant's rights in Matching and Discretionary Contribution Accounts will fully vest upon the Participant's Termination of Employment as a result of the earlier of:

                  (I)      Normal Retirement Age;

                  (II)     Early Retirement Date;

                  (III)    Death;

                  (IV)     Disability; or

                  (V) For any Participant who participated in the Betac Plan on September 30, 1999, age 60.

                  His rights will also fully vest if the Plan were to be terminated or all Employer contributions were permanently discontinued.

4.2 SALARY REDUCTION CONTRIBUTION ACCOUNT, ROLLOVER CONTRIBUTION ACCOUNT, AFTER-TAX CONTRIBUTION ACCOUNT, AND BETAC PLAN TRANSFER ACCOUNT. A Participant's Salary Reduction Contribution Account, Rollover Contribution Account, After-tax Contribution Account, and Betac Plan Transfer Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                                    SECTION 5
                                   FORFEITURES

5.1 FORFEITURE. Any portion of a Participant's Matching and Discretionary Contribution Accounts in which he is not vested upon Termination of Employment will be forfeited upon his Termination of Employment.

5.2 ALLOCATION. Any forfeitures shall be used to either:

         (a) reduce the reasonable expenses of the administration of the Plan and Trust, or

         (b) reduce the Employer's contributions under Section 3.2(a) and/or 3.3(b) for the Plan Year in which the forfeiture occurs or any subsequent Plan Year, at the Employer's discretion.

         Any forfeitures that are not applied toward (a) and (b) in the Plan Year in which they occur shall be held unallocated in a suspense account and applied to reduce expenses or Employer contributions under paragraphs (a) or (b) above in any subsequent Plan Year determined by the Employer.

5.3 RESTORATION OF BENEFITS. The Employer shall restore a reemployed Employee's benefits which were forfeited under Section 5.1 if the Employee incurs less than five consecutive One-Year Breaks-In-Service prior to reemployment and the Employee contributes to the Plan the amount of benefits previously distributed to him under Section 7 within five (5) years of the date of his reemployment.

                                    SECTION 6
                           ALLOCATIONS AND INVESTMENTS

6.1 INDIVIDUAL ACCOUNTS. The Administrator shall establish and maintain the Accounts described in Section 1.1. The Administrator shall adjust, as of each Valuation Date, the balance of each Participant's Accounts to reflect the current market value of the Investment Funds in which such Accounts are invested. A Participant's interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

6.2 INVESTMENT OF ACCOUNTS.

         (a) The balance held for the benefit of each Participant in his Accounts shall be invested at the direction of each Participant among one or more of the Investment Funds as the Administrator may determine which are to be offered as investment choices for the Participant's investment election.

         (b) The Administrator shall provide Participants with directions as to how to obtain information sufficient to enable Participants to make informed investment directions. The Administrator, however, shall not provide investment advice to a Participant with respect to an investment.

         (c) Each Participant shall be responsible for directing the investment of all contributions in his Accounts. Participant investment directions shall be made in a manner prescribed by the Administrator. A Participant may elect to change (1) his investment election for future contributions and (2) the investment of his existing Account balances. All such elections shall be made in a manner prescribed by the Administrator. Investments shall be made in one (1) or more of the Investment Funds made available under subsection (a) hereof.

         (d) If a Participant fails to direct the manner in which his Accounts are to be invested, then he or she shall be deemed to have elected to have all such amounts invested entirely in the Investment Fund(s) designated by the Administrator for this purpose.

                  An Eligible Employee making a Rollover Contribution shall make a special investment election, applicable solely to such contribution. If the Eligible Employee fails to make such special investment election, then he or she shall be deemed to have elected to have all such amounts invested entirely in the Investment Fund(s) designated by the Administrator for this purpose. Each approved Rollover Contribution shall be transferred to the Trust Fund as soon as reasonably practicable after it is paid to the Administrator.

         (e) Subject to the terms and limitations of the various Investment Funds, each Participant may direct at such time or times as the Administrator may prescribe that amounts held in one or more of the Investment Funds described in subsection (a) hereof, may be transferred to, from or between such Investment Funds.

6.3 ALLOCATIONS OF EARNINGS AND LOSSES. Allocations of earnings and losses to Participant Accounts shall be accomplished as follows:

         (a) The dividends, capital gains distributions, and other earnings received on any share or unit of an Investment Fund that is specifically credited or earmarked to a Participant's Accounts under the Plan in accordance with the directed investment provisions of this Section 6 shall be allocated to such Accounts and immediately reinvested, to the extent practicable, in additional shares or units of such Investment Fund.

         (b) To the extent not otherwise provided in paragraph (a) above, the assets of each Investment Fund shall be valued by the Trustee at their current fair market value of as each Valuation Date, and the earnings and losses of the Investment Fund since the immediately preceding Valuation Date shall be allocated to the Accounts of all Participants with interests in that Investment Fund in the ratio that the fair market value of each such interest as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all such interests as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date.

6.4 ALLOCATION TO INDIVIDUAL ACCOUNTS. The Accounts of each Participant shall be adjusted as of each Valuation Date by (a) reducing such Accounts by any Plan administrative expenses, distributions, and/or withdrawals made therefrom since the preceding Valuation Date, and then (b) increasing or reducing such Accounts by the Participant's share of earnings and losses, determined pursuant to
Section 6.3, and the expense of administering the Investment Funds since the preceding Valuation Date, and (c) crediting such Accounts with any contributions allocated thereto since the preceding Valuation Date.

6.5 FIDUCIARY RESPONSIBILITY. This Plan is intended to constitute a plan described in ERISA section 404(c), and Title 29 of the Code of Federal Regulations Section 2550.404c-1. Neither the Employer, the Administrator, the Trustee, nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, beneficiary or alternate payee, as that term is defined in Code section 414(p).

                                    SECTION 7
                                  DISTRIBUTIONS

7.1 DISTRIBUTIONS UPON SEPARATION FROM SERVICE.

         (a) TERMINATION OF EMPLOYMENT WITH VESTED ACCRUED BENEFITS OF $5,000 OR LESS. For Plan Years beginning on and after January 1, 1998, if a Participant's vested accrued benefits under the Plan have never exceeded $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), he shall receive his vested accrued benefits under the Plan in a lump sum payment as soon as administratively feasible following the receipt of request for such distribution or the date the Administrator determines the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his Accounts on the Valuation Date on or immediately preceding the date that the Participant's distribution is processed. Such distribution shall be deemed to have occurred if the vested portion of the Participant's Accounts is equal to zero.

         (b) TERMINATION OF EMPLOYMENT WITH VESTED ACCRUED BENEFITS OF MORE THAN $5,000. For Plan Years beginning on and after January 1, 1998, if a Participant's vested accrued benefits ever exceeded $5,000 ($3,500 if the Participant terminated employment prior to January 1, 1998), he shall receive such benefits in accordance with the following:

                  (I) ELECTION TO RECEIVE DISTRIBUTION. Upon a Participant's separation from service, such Participant may elect to receive his vested accrued benefits under the Plan in the form of a lump sum any time on or after the day of his separation from service. Such distribution shall be made as soon as administratively feasible following the receipt of request for such distribution or the date the Administrator determines the value of the Participant's vested Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his vested Accounts as of the Valuation Date on or immediately before the

                           Participant's request for distribution is processed. Such request shall be made in a form prescribed or approved by the Administrator.

                           A Participant's election to receive a distribution shall be made in a form prescribed or approved by the Administrator. Distribution shall occur as soon as reasonably practicable following the receipt of the completed election.___________

                           Notwithstanding the foregoing, however, a Participant who is married on the Annuity Starting Date and who has elected a Pre-Retirement Survivor Annuity under Plan Section 7.1(c)(II)(A) must receive his value of his vested accrued benefits in the form of a Qualified Joint and Survivor Annuity unless he waives the Qualified Joint and Survivor Annuity in accordance with 7.1(b)(III) below.

                  (II) ELECTION OF DIFFERENT FORM OF PAYOUT. A Participant may elect to waive the lump sum form of payment in
                           Section 7.1(b)(I) above and instead elect to receive his benefits in one of the following optional forms of benefits with payment commencing as of his Annuity Starting Date.

                           (A)      An annuity as described in either (i) or
                                    (ii) below:

                                    (i)      MARRIED PARTICIPANTS. A Participant
                                             who is married on his Annuity
                                             Starting Date and elects an annuity
                                             shall commence receiving his
                                             benefits in the form of a Qualified
                                             Joint and Survivor Annuity.

                                    (ii)     UNMARRIED PARTICIPANTS. A
                                             Participant to whom
                                             7.1(b)(II)(A)(i) does not apply and
                                             elects an annuity shall commence
                                             receiving his benefits in the form
                                             of a Life Annuity.

                           (B) Monthly, quarterly, semi-annual or annual installment payments over a period certain not to exceed the Participant's life expectancy (or the life expectancy of the Participant and his designated beneficiary).

                  (III) WAIVER OF QUALIFIED JOINT AND SURVIVOR ANNUITY OR LIFE ANNUITY. Any Participant who has elected a Pre-Retirement Survivor Annuity in accordance with 7.1(c)(II)(A), or a Qualified Joint and Survivor Annuity or Life Annuity in accordance with 7.1(b)(II)(A), and subsequently desires to change the election to another form of payment may elect a different form of payment in accordance with the following:

                           (A) ELECTION OF A DIFFERENT FORM OF PAYOUT. A Participant may elect to receive his benefits in one of the following optional forms of benefits with payment commencing as of his Annuity Starting Date:

                                    (i)     A single lump sum;

                                    (ii)    Monthly, quarterly, semi-annual or
                                            annual installment payments over a
                                            period certain not to exceed the
                                            Participant's life expectancy (or
                                            the life expectancy of the
                                            Participant and his designated
                                            beneficiary); or

                                    (iii)   An annuity that provides for
                                            payments over a period not extending
                                            beyond either the life of the
                                            Participant (or the lives of the
                                            Participant and his designated
                                            beneficiary) or the life expectancy
                                            of the Participant (or the life
                                            expectancy of the Participant and
                                            his designated beneficiary).

                           (B) NOTICE REQUIREMENTS. The Administrator shall provide the Participant no less than thirty
                                    (30) days and no more than ninety (90) days before the Annuity Starting Date a written explanation, in a manner calculated to be understood by such Participant, of:

                                    (i)      the terms and conditions of the
                                             Qualified Joint and Survivor
                                             Annuity or Life Annuity,

                                    (ii)     the Participant's right to make and
                                             the effect of an election to waive
                                             the Qualified Joint and Survivor
                                             Annuity or Life Annuity,

                                    (iii)    in cases where the Participant is
                                             married, the right of the
                                             Participant's spouse to consent to
                                             any election to waive the Qualified
                                             Joint and Survivor Annuity, and

                                    (iv)     the right of the Participant to
                                             revoke such election and the effect
                                             of such revocation.

                                    A Participant may elect (with the consent of his spouse, if any) to waive the requirement that such notice be provided no less than thirty (30) days prior to the date of distribution if the distribution begins more than seven (7) days after the above notice is provided.

                           (C) CONSENT REQUIREMENTS. If the Participant is married and elects to receive benefits in any annuity form other than a Qualified Joint and Survivor Annuity, the Participant's spouse must irrevocably consent to such election and must acknowledge the effect of such election. Such consent must be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations. The election by the Participant to receive benefits in any annuity form other than a Qualified Joint and Survivor Annuity with his spouse's consent may be revoked by the Participant in writing without consent of the spouse at any time prior to the Annuity Starting Date. The number of revocations shall not be limited. Any change of election from a Qualified Joint and Survivor Annuity to another form of payment must also comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                  (IV) MANDATORY DISTRIBUTION DATE. In no event shall distributions commence later than April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2, or
                           (2) the calendar year in which the Participant retires. If the Participant owns 5 percent or more of the stock of the Employer or Related Employer (including ownership attributable from a related party under Code section 318), distributions must begin by April 1 of the calendar year following the year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, for Participants who attain age 70 1/2 before January 1, 2000, distributions shall commence no later than April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2.

         (c)      PRE-RETIREMENT DEATH BENEFITS.

                  (I) FORM AND TIMING OF PAYOUT. If a Participant dies prior to his Annuity Starting Date his beneficiary shall receive his accrued benefits under the Plan in the form of a lump sum as soon as administratively feasible following the date the Administrator determines the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of the Participant's Accounts on the Valuation Date that the distribution is processed.

                  (II)     WAIVER OF LUMP SUM PAYMENT.

                           (A) ELECTION. A married Participant may elect to waive the lump sum payment in Section 7.1(c)(I) above and have his spouse receive survivor benefits in the form of a Pre-Retirement Survivor Annuity. The Participant must make such election in writing.

                  (B)      CHANGE OF ELECTION.

                           (i) EFFECT OF CHANGE OF ELECTION. A Participant who has elected to receive benefits in the form of a Pre-Retirement Survivor Annuity in
                                    Section 7.1(c)(II)(A) above may change that election, and:

                                    (a)      have his spouse receive survivor
                                             benefits in the form of a lump sum
                                             or an alternative form of payment
                                             under 7.1(b)(III); or

                                    (b)      designate someone other than his
                                             spouse as beneficiary and have the
                                             designated beneficiary receive
                                             survivor benefits in the form of a
                                             lump sum or an alternative form of
                                             payment under 7.1(b)(III).

                                    The Participant must make such change of election in writing. He may make it any time but if he is younger than 35 such change of election shall become null and void on the first day of the Plan Year in which he attains age 35. Nevertheless, he may make another change of election beginning with the first day of the Plan Year in which he attains age 35.

                                    The Participant's surviving spouse must
                                    consent to such change of election. Such consent shall be irrevocable and must acknowledge the effect of such change of election and be witnessed by a Plan representative or a notary public.

                           (ii)     NOTICE REQUIREMENTS.

                                    (a)      TERMS OF NOTICE. If the Participant
                                             desires to make a change of
                                             election in 7.1(c)(II)(A) above,
                                             the

                                             Administrator shall provide the
                                             Participant with a written
                                             explanation of:

                                             (I)      the terms and conditions
                                                      of the Pre-Retirement
                                                      Survivor Annuity,

                                             (II)     the Participant's right to
                                                      continue the
                                                      Pre-Retirement Survivor
                                                      Annuity,

                                             (III)    the right of the
                                                      Participant's spouse to
                                                      consent to any election to
                                                      change his designated
                                                      beneficiary; and

                                             (IV)     the right of the
                                                      Participant to revoke such
                                                      election, and the effect
                                                      of such revocation.

                                    (b)      TIMING OF NOTICE. Such written
                                             explanation must be provided to the
                                             Participant who has elected the
                                             Pre-Retirement Survivor Annuity
                                             under Section 7.1(c)(II)(A) above
                                             no later than the latest of:

                                             (I)      The period beginning with
                                                      the first day of the Plan
                                                      Year in which the
                                                      Participant attains age 32
                                                      and ending with the close
                                                      of the Plan Year preceding
                                                      the Plan Year in which the
                                                      Participant attains age
                                                      35;

                                             (II)     A reasonable period ending
                                                      after the Plan no longer
                                                      fully subsidizes the cost
                                                      of the Pre-Retirement
                                                      Survivor Annuity with
                                                      respect to the
                                                      Participant;

                                             (III)    A reasonable period ending
                                                      after Code section
                                                      401(a)(11) applies to the
                                                      Participant; or

                                             (IV)     A reasonable period after
                                                      separation from service in
                                                      the case of a Participant
                                                      who separates before
                                                      attaining age 35. For this
                                                      purpose, the Administrator
                                                      must provide the
                                                      explanation at the time of
                                                      separation or within one
                                                      year after separation.

         (d)      BENEFICIARIES.

                  (I) MARRIED PARTICIPANTS. In the case of a married Participant, the Participant's sole beneficiary shall be his spouse. If the Participant wishes to change his beneficiary to a person(s) other than his spouse, such election must be in writing and consented to by the Participant's spouse. Such consent will be irrevocable and must acknowledge the effect of such change of election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by applicable Treasury Regulations.

                           The election by the Participant to change beneficiaries and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the date his request for a distribution is processed. The number of revocations shall not be limited. A former spouse's consent shall not be binding on a new spouse.

                  (II) ABSENCE OF VALID DESIGNATION OF BENEFICIARIES. If a Participant has no valid beneficiary designation on file with the Employer, or his beneficiary has predeceased him, the Administrator shall designate as the beneficiary, in the following order of priority: surviving spouse, surviving children, including adopted children, in equal shares; surviving parents, in equal shares; or the Participant's estate. The Administrator's determination of this matter shall be binding.

7.2 DISTRIBUTIONS DURING EMPLOYMENT.

         (a)      HARDSHIP WITHDRAWALS.

                  (I) WITHDRAWAL. A Participant may withdraw some or all of his salary reduction but only to:

                           (A) Pay for medical expenses as described in Code Section 213(d) previously incurred by the Employee, the Employee's spouse or any dependents of the Employee (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                           (B) Purchase (excluding mortgage payments) a principal residence of the Employee;

                           (C) Pay for tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Employee, his or her spouse, children, or dependents (as defined in Code Section 152); or

                           (D) Prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

                           (E)      Any other circumstances that the
                                    Administrator determines to cause the
                                    Participant to have an immediate and heavy financial need, based on relevant facts and circumstances in accordance with uniform rules of general application.

                  (II)     PREREQUISITES FOR WITHDRAWAL.

                           (A) The distribution may not exceed the amount necessary to pay the expenses (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution) described in Plan Section 7.3(a)(I)(A) - (D) above.

                           (B) The Participant must first obtain all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Plan or any other plan maintained by the Employer.

                  (III)    RESTRICTIONS ON WITHDRAWALS.

                           (A) If the Participant is married, then his spouse must consent to the hardship withdrawal.

                           (B) The maximum amount that a Participant may withdraw is the amount attributable to his salary reduction contributions, less any income earned on those contributions after December 31, 1988.

                  (IV)     EFFECT OF DISTRIBUTION.

                           (A) The Participant will not be permitted to make salary reduction contributions to this Plan or any other plan maintained by the Employer (which includes a stock option, stock purchase or similar plan, but does not include a cafeteria plan to which salary reduction contributions are used to purchase health and welfare benefits) for at least twelve (12) months after receipt of the hardship withdrawal.

                           (B) The amount of the Participant's salary reduction contributions made in the calendar year of receipt of the hardship withdrawal will be used to reduce the Participant's maximum limit under Code section 402(g) for the following calendar year.

                  (V) MECHANICS. A Participant may apply for a hardship distribution by making a request on a written form prescribed or approved by the Administrator. Distribution shall occur as soon as reasonably practicable following the receipt of the request and determination by the Administrator that the request meets the requirements in Sections 7.2(a)(I) and (II) above.

         (b) IN-SERVICE DISTRIBUTION. Distributions are available from the Plan in accordance with the following:

                  (I) On or after attaining age 59 1/2, a Participant may elect to receive a distribution of all or part of his vested Accounts.

                  (II) A Participant may elect to receive a distribution of all or part of his Rollover Contribution Account and After-tax Contribution Account at any time.

                  A Participant shall make such election in a form prescribed by the Administrator at any time during the Plan Year. If the Participant is married, then his spouse must consent to any distribution under this Section 7.2. Distribution shall occur as soon as reasonably practicable following the receipt of the request by the Administrator and the Administrator's determination of the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his Accounts as of the Valuation Date on or immediately preceding the date that the request for withdrawal is processed.

7.3 LOANS. The Employer may adopt a loan policy for Participants and beneficiaries under the Plan. The loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section 7.3 specifically incorporates a written loan policy, if any, as part of the Plan. If the Participant is married, then his or her spouse must consent to any loan under this Section 7.3.

7.4 INCOMPETENCE OF DISTRIBUTEE. If the Administrator shall receive evidence satisfactory to it that a Participant or any beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Participant or beneficiary and that no guardian, committee or other representative of the estate of the Participant or beneficiary shall have been duly appointed, the Administrator may make payment of such benefit otherwise payable to the Participant or beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

7.5 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.

         (a) If the Trustee cannot make payment of any amount to, or on behalf of, a Participant or beneficiary within five (5) years after such amount becomes payable because such Participant or beneficiary is missing, the Employer, at the end of such five-year period, shall direct that all unpaid amounts which would have been payable to or on behalf of such Participant or beneficiary shall be treated as a forfeiture provided that the Employer uses the appropriate letter forwarding service provided by the Internal Revenue Service as described in Revenue Procedure 94-22 to attempt to locate the missing Participant or beneficiary prior to such forfeiture. For purposes of this section, a Participant or beneficiary shall be deemed missing if the Employer mails by registered or certified mail to Participant's or beneficiary's last known address a written demand for his current address or proof that he is alive, and such Participant or beneficiary shall fail to provide the same within one (1) year of the mailing of such demand.

         (b) If any amounts are treated as forfeitures under subsection (a) and subsequently the Participant claims such amount, the Trustee shall distribute such benefit to the Participant.

7.6 DIRECT ROLLOVER.

         (a) GENERAL. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.6, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      DEFINITIONS.

                  (I) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any withdrawal made on account of a Participant's financial hardship in accordance with
                           Section 7.2(a); and the portion of any distribution that is not includable in gross income.

                  (II) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (III) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (IV) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.8 PAYMENTS MADE PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any other provision of this Plan, the Administrator may direct the distribution of any portion of the Participant's Account payable to an alternate payee (as defined in Code section 414(p)(8)) pursuant to a qualified domestic relations order (as defined in Code section 414(p)) prior to the date on which the Participant attains his or her earliest retirement age (as defined in Code section 414(p)(4)), provided that the Administrator has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order. The alternate payee shall be paid his or her separate Account or his or her percentage of the Participant's Account in a lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan. The alternate payee shall not be required to consent to such lump sum payment.

                                    SECTION 8
                            AMENDMENT AND TERMINATION

8.1 AMENDMENT. The Employer reserves the right to amend the Plan at any time and from time to time, in whole or in part, including, without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provision of Code section 401(a). However, except as set forth in
Section 8.3, no such amendment shall (1) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants, and beneficiaries; (2) deprive any Participant, former Participant, or beneficiary of any benefit already vested; (3) alter, change, or modify the duties, powers, or liabilities of the Trustees without their written consent; or (4) permit any part of the assets of the Plan and the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its Employees. No amendment to the vesting schedule shall deprive a Participant of his rights to benefits accrued to the date of the amendment. Further, if an amendment to the vesting schedule of the Plan reduces the vesting percentage of a Participant with at least three
(3) Years of Service, the Participant may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of (1) sixty (60) days after the amendment is adopted, (2) sixty (60) days after the amendment becomes effective, (3) sixty
(60) days after the Participant is issued written notice of the amendment by the Employer or by the Administrator.

8.2 TERMINATION, PARTIAL TERMINATION, OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Although the Employer has established the Plan with the intention and expectation that it will make contributions indefinitely, nevertheless the Employer shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Employer may in its sole and absolute discretion discontinue contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for the discontinuance or termination. If the Plan shall be terminated or partially terminated or if contributions of the Employer shall be completely discontinued, the rights of all affected Participants in their Accounts shall become one hundred percent (100%) vested and nonforfeitable notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

8.3 PERMISSIBLE REVERSIONS.

         (a)      Notwithstanding any other provision of the Plan:

                  (I) To the extent the Employer's contributions are made by reason of a mistake of fact, they may be returned to the Employer within one year from the date of contribution.

                  (II) The Employer's contributions are conditioned on their deductibility for federal income tax purposes, to the extent the deduction is disallowed they may be returned to the Employer within one year from the date of the disallowance.

         (b) The amounts that may be returned to the Employer under Sections 8.3(a)(I) and 8.3(a)(II) above shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact or mistake in determining the deduction, as applicable. No earnings on the mistaken or nondeductible contributions may be returned to the Employer and losses sustained by the Trust after the date of contribution shall proportionately reduce the amount that may be returned to the Employer.

                                    SECTION 9
                                     CLAIMS

9.1 GENERAL. DISTRIBUTION OF THE ACCRUED BENEFITS UNDER THE PLAN WILL NORMALLY BE MADE WITHOUT A PARTICIPANT (OR BENEFICIARY) HAVING TO FILE A CLAIM FOR BENEFITS. HOWEVER, A PARTICIPANT (OR BENEFICIARY) WHO DOES NOT RECEIVE A DISTRIBUTION TO WHICH HE BELIEVES HE IS ENTITLED MAY PRESENT A CLAIM TO THE ADMINISTRATOR FOR ANY UNPAID BENEFITS. ALL QUESTIONS AND CLAIMS REGARDING BENEFITS UNDER THE PLAN SHALL BE ACTED UPON BY THE ADMINISTRATOR. EACH PARTICIPANT (OR BENEFICIARY) WHO WISHES TO FILE A CLAIM FOR BENEFITS WITH THE ADMINISTRATOR SHALL DO SO IN WRITING, ADDRESSED TO THE ADMINISTRATOR OR TO THE EMPLOYER.

9.2 INSUFFICIENCY OF CLAIM. If the Participant (or beneficiary) has failed to submit sufficient information to determine whether, or to what extent, benefits are covered or payable under the Plan, the Administrator shall notify the Participant (or beneficiary) as soon as possible (but not later than forty-five
(45) days) after the Administrator initially received the benefit claim of the specific information necessary to complete the claim. The Participant (or beneficiary) shall have one hundred and eighty (180) days after receipt of such notification to furnish the specified information to the Administrator. The Administrator shall notify the Participant (or beneficiary) of its determination within forty-five (45) days after the earlier of the Administrator's receipt of such additional information, or the end of the one hundred and eighty (180) day period.

9.3 CLAIM REVIEW. If the claim for benefits is wholly or partially denied, the Administrator shall notify the Participant (or beneficiary) in writing of such denial of benefits within a reasonable period of time (not to exceed ninety (90) days) after the Administrator initially received the benefit claim. If additional time is needed to process the claim, the Administrator shall provide the Participant (or beneficiary) with notice of the extension prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to make the benefit determination. Any notice of a denial of benefits shall advise the Participant (or beneficiary) of:

         (a)      the specific reason or reasons for the denial;

         (b) reference to the specific provisions of the Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

         (c) a description of the Plan's review procedures and the time limits on applicable to such procedures; and

         (d) a description of any additional material or information necessary for the Participant (or beneficiary) to complete his claim and an explanation of why such material or information is necessary.

9.4 RIGHT OF APPEAL. Each Participant (or beneficiary) whose claim for benefits has been denied shall have the opportunity to file with the Administrator a written request for a full and fair review of his claim, to be provided, upon request, reasonable access to and copies of all documents, records, and other information relevant to his claim (without regard to whether such documents, records, or information were considered or relied upon in the initial denial of the claim) and to submit written comments, documents, records, and other information regarding his claim. Such written request for review of his claim must be filed by the Participant (or beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

9.5 REVIEW OF APPEAL. The Administrator shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. The review shall not afford deference to the initial denial, and will take into account all comments, documents, records, and other information submitted by the Participant (or beneficiary) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and shall be conducted by an appropriate named fiduciary who is neither the party who made the initial denial of the claim or the party's subordinate. The decision will be made within thirty (30) days thereafter and communicated in writing to the Participant (or beneficiary) unless special circumstances require an extension of time, in which case the Participant (or beneficiary) shall be notified of the decision as soon as possible (but not later than one hundred and twenty (120) days) after the Administrator's receipt of the request for review. Such written notice shall set forth the information described in paragraphs 9.3(a) and 9.3(b) above and shall also include:

         (a) a statement that upon request, the Participant (or beneficiary) is entitled to receive reasonable access to and copies of all documents and records relevant to his claim for benefits, without regard to whether such records were considered or relied upon in the denial of the claim upon review, including any reports and the identities of any experts whose advice was obtained; and

         (b) a statement of the Participant's (or beneficiary's) right to bring a civil action under ERISA section 502(a) following a denial of the claim after review.

         All notices by the Administrator denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for the benefits, shall be written in a manner calculated to be understood by the Participant (or beneficiary) filing the claim or requesting the review.

                                   SECTION 10
                                 ADMINISTRATION

10.1 NAMED FIDUCIARIES FOR ADMINISTRATION OF PLAN AND FOR INVESTMENT AND CONTROL OF PLAN ASSETS.

         (a) BOARD OF DIRECTORS. The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

                  (I) Making decisions with respect to the selection, retention, or removal of the Trustees;

                  (II)     Appointing, retaining, and removing the
                           Administrator; and

                  (III) Periodically reviewing the performance of the Trustees, the Administrator, and persons to whom duties have been allocated or delegated.

         (b) The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate its duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable on such notice as the Board of Directors deems reasonable and prudent under the circumstances.

10.2     PLAN ADMINISTRATOR.

         (a) DESIGNATION OF PLAN ADMINISTRATOR. The Administrator shall administer the Plan. The Board of Directors may replace the Administrator at any time, with or without cause. The Administrator is designated as the agent of the Plan for the service of legal process. The Administrator may resign by giving to the Employer thirty (30) days' prior written notice.

         (b) FUNCTIONS AND POWERS. The Administrator's duties shall include, without limitation, powers with respect to the administration of the Trust as may be conferred upon it by the Trust. The Administrator shall have the exclusive right and discretionary authority to carry out its responsibilities hereunder, including (but not limited to) the following:

                  (I) to make (and enforce by suspension or forfeiture) such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

                  (II) to construe and interpret the Plan, the Trust, the summary plan description and all other Plan documents, in its sole and absolute discretion, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

                  (III) to decide questions concerning the Plan and the eligibility of any Employee to participate therein and the right of any person to receive benefits thereunder in its sole and absolute discretion;

                  (IV)     to decide any dispute arising under the Plan;

                  (V) to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan;

                  (VI)     to authorize all disbursements by the Trustees;

                  (VII) to prescribe and require the use of such forms as it shall deem necessary or desirable in connection with the administration of the Plan;

                  (VIII) to fix the criteria to be followed in determining the market value of any security or property held in the Trust or the amount of any unliquidated charge, expense, or obligation of the Trust;

                  (IX) to establish and monitor policy of proxy voting by the Trustees for stock held for the Plan consistent with regulations and rulings of the U.S. Department of Labor;

                  (X)      to supply any omissions in the Plan;

                  (XI)     to reconcile and correct any errors or
                           inconsistencies in the Plan; and

                  (XII) to make equitable adjustments for any mistakes or errors made in the administration of the Plan.

                  The Administrator shall establish rules and regulations and shall take other necessary or proper action to carry out its duties and responsibilities.

10.3 ACTIONS CONCLUSIVE. All actions and decisions taken by the Administrator shall be final and conclusive and binding on all persons having any interest in the Plan or Trust or in any benefits payable thereunder.

10.4 APPOINTMENT OF AGENTS. The Administrator may employ or engage such accountants, counsel, other experts, and other persons as it deems necessary in connection with the administration of the Plan.

10.5 RELIANCE ON OPINIONS, ETC. The Administrator and each member thereof and each person to whom it may delegate any power or duty in connection with administering the Plan shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them or any of them in good faith reliance upon any valuation, certificate, opinion, or report which shall be furnished to them or any of them by the Trustees or by any accountant, counsel, other expert, or other person who shall be employed or engaged by the Trustees or the Administrator.

10.6 RECORDS AND ACCOUNTS. The Administrator shall keep or cause to be kept all data, records and documents pertaining to the administration of the Plan, and shall execute all documents necessary to carry out the provisions of the Plan. The Administrator shall advise the Trustees of such facts as may be pertinent to the Trustees' administration of the Trust and shall give proper instruction to the Trustees for carrying out the purpose of the Plan.

10.7 PAYMENT OF EXPENSES.

         (a) Subject to the provisions of paragraph (b) below, expenses in connection with the administration of the Plan and Trust including commissions, taxes, and expenses of the Trustees and of any accountant or other person who shall be employed by the Administrator or Trustees in the administration thereof, shall be paid by the Trust unless paid by the Employer.

         (b) In the event of permanent discontinuance of contributions or termination any further payment of expenses which arise or have arisen in connection with the administration of the Plan and Trust shall be paid by the Trust unless paid by the Employer.

10.8 LIABILITY. The Administrator shall incur no liability for any action taken or not taken in good faith reliance on advice of counsel, who may be counsel for the Employer or taken or not taken in good faith reliance on a determination as to a matter of fact which has been represented or certified by a person reasonably believed to have knowledge of the fact so represented or certified, or taken or not taken in good faith reliance on a recommendation or opinion expressed by a person reasonably believed to be qualified or expert as to any matter where it is reasonable or customary to seek or rely on such recommendations or opinions. Nor shall any employee of the Administrator be liable for the wrongful or negligent conduct of any other or any person having fiduciary responsibilities with respect to the Plan unless he (i) knowingly participates in or undertakes to conceal an act or omission of such other person knowing the act or omission is a breach of fiduciary duty, (ii) by failing to act solely in the interests of Participants and beneficiaries or to exercise the care, skill, prudence and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would exercise, has enabled the other fiduciary to commit a breach of his obligation, or (iii) he has knowledge of a breach by the other fiduciary and does not make reasonable efforts under the circumstances to remedy it. Except as otherwise affirmatively required by ERISA, the Administrator shall not be required to post a bond. The Employer shall jointly and severally indemnify any employee and hold them harmless from loss, liability and expense in respect of the Plan, including the legal cost of defending claims and amounts paid in satisfaction or settlement thereof provided only that no indemnification is intended that would be void as against public policy under ERISA.

                                   SECTION 11
                                 TRUST AGREEMENT

11.1 THE TRUST AGREEMENT. All contributions under the Plan shall be made to the Trust Fund held by the Trustees under the Trust Agreement. "Trust Agreement" means the "The Trust for the ACS Defense, Inc. 401(k) Profit Sharing Plan" The Trustees are to hold, invest, and distribute the Trust Fund in accordance with the terms and provisions of the Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The duties and rights of the Trustees shall be determined solely by reference to the Trust Agreement.

11.2 NO DIVERSION OF CORPUS OR INCOME. In no event shall any portion of the corpus or income of the Trust Fund be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries.

                                   SECTION 12
                                  MISCELLANEOUS

12.1 LIMITATION OF RIGHTS; EMPLOYMENT RELATIONSHIP. Neither the establishment of the Plan and the Trust nor any modifications of them, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as modifying or affecting in any way the terms of employment of any Employee.

12.2 MERGER; TRANSFER OF ASSETS.

         (a) If the Employer merges or consolidates with or into another entity, or if substantially all the assets of the Employer are transferred to another entity, the Plan shall terminate on the effective date of the merger, consolidation, or transfer. However, if the surviving entity resulting from the merger or consolidation, or the entity to which the assets have been transferred, adopts this Plan, the Plan shall continue and the successor entity shall succeed to all rights, powers, and duties of the Employer under the Plan, and the employment of any Employee who is continued in the successor entity's employ shall not be deemed to have been terminated for any purpose under the Plan.

         (b) This Plan shall not be merged or consolidated with any other employee benefit plan, nor shall there by any transfer of assets or liabilities from this Plan to any other plan, unless, immediately after the merger, consolidation, or transfer, each Participant's benefits, if the other plan were then to terminate, are at least equal to the benefits to which the Participant would have been entitled had this Plan been terminated immediately before the merger, consolidation, or transfer.

12.3 PROHIBITION AGAINST ASSIGNMENT.

         (a) Except as provided below, the benefits provided by this Plan may not be assigned or alienated. Neither the Employer nor the Trustees shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or beneficiary of all or part of his interest under the Plan, and the interest shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment, and/or executions, and other legal or equitable process or proceedings against the Participant or beneficiary to the fullest extent that may be permitted by law.

         (b) This provision shall not apply to the extent a Participant or beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness, shall be paid by the Trustees to the Trustees or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or in part from his account. If the Participant or beneficiary does not agree that the indebtedness is a valid claim against his vested Accounts, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 9.

         (c) This provision shall not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the Code. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

         (d) This provision shall not apply to any liabilities of the Participant to the Plan pursuant to a judgment or settlement described in Code section 401(a)(13)(C) due to: (1) the Participant being convicted of committing a crime involving the Plan, (2) a civil judgment (or consent order or decree) being entered by a court in an action brought in connection with a violation of ERISA's fiduciary duty rules, or (3) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation of ERISA's fiduciary rules. The court order establishing such liability must require that the Participant's benefit be applied to satisfy the liability.

12.4 APPLICABLE LAW; SEVERABILITY. This Plan shall be construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of Massachusetts, provided, however, that if any provision is susceptible to more than one interpretation, it shall be interpreted in a manner consistent with the Plan's being a qualified cash or deferred profit sharing plan within the meaning of the Internal Revenue Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

12.5 RELIANCE UPON COPY OF PLAN. Any person dealing with the Trustees may rely upon copies of the Plan and the Trust Agreement, and any amendments thereto, certified by the Administrator to be true and correct copies.

12.6 GENDER AND NUMBER; CAPTIONS OR HEADINGS. Wherever appropriate to the meaning of interpretation of this Plan, the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa. Captions or headings are inserted and intended for organizational format and convenience of reference only; they are not to be given independent substantive meaning for effect.

                                   SECTION 13
                              TOP-HEAVY PROVISIONS

13.1 DETERMINATION OF TOP-HEAVY STATUS.

         (a) TOP-HEAVY DETERMINATION. This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the sums of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant or Former Participant has not received any Compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan.

         (b) SUPER TOP-HEAVY DETERMINATION. This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

         (c) AGGREGATE ACCOUNT. A Participant's Aggregate Account as of the Determination Date is the sum of:

                  (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                  (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                  (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four
                           (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted;

                  (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance; and

                  (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted. For purposes of this paragraph, the Employer and any Related Employers shall be considered the same employer.

         (d) AGGREGATION GROUP. "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) REQUIRED AGGREGATION GROUP. In determining a Required Aggregation Group hereunder, each plan of the Employer or a Related Employer in which a Key Employee is a participant, and each other plan of the Employer or a Related Employer which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                  (2) PERMISSIVE AGGREGATION GROUP. The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and
                           410. Such group shall be
                           known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                  (3) Only those plans of the Employer or a Related Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

         (e) DETERMINATION DATE. "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

         (f) PRESENT VALUE OF ACCRUED BENEFIT. In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan.

         (g) TOP-HEAVY GROUP. "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                  (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

         (h) TOP-HEAVY PLAN YEAR. "Top-Heavy Plan Year" means that, for a particular Plan Year, the Plan is a Top-Heavy Plan.

13.2 KEY EMPLOYEES. For purposes of this Section, the term "Key Employee" means any Employee or former Employee (and his beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

         (a) An officer of the Employer or a Related Employer and has annual compensation (as defined in Code section 414(q)(7)) greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year;

         (b) One of ten employees having annual compensation (as defined in Code section 414(q)(7)) greater than Thirty Thousand Dollars ($30,000) (or such amount adjusted in accordance with Code section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date falls) and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Employer or a Related Employer;

         (c)      A five percent (5%) owner of the Employer or a Related
                  Employer; and

         (d) a one percent (1%) owner of the Employer or a Related Employer who has annual compensation (as defined in Code section 414(q)(7)) more than One Hundred Fifty Thousand Dollars ($150,000).

         A five percent (5%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Employer or a Related Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or a Related Employer. A one percent (1%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than one percent (1%) of the outstanding stock of the Employer or a Related Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or a Related Employer. If an Employee ceases to be a Key Employee, such Employee's Account balances shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which the Employee was treated as a Key Employee. The Account Balances of an Employee who has not performed any service for an Employer or a Related Employer at any time during the five (5) year period ending on the Determination Date are excluded from the calculation to determine top-heaviness. For purposes of clause (a) above no more than the lesser of (i) fifty (50) Employees, or (ii) the greater of three
         (3) Employees or ten percent (10%) of all Employees, are to be treated as Key Employees. For purposes of clause (b) above, if two (2) Employees have the same interest in the Employer or a Related Employer, the Employee having greater annual compensation from the Employer or a Related Employer shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under clause (a), Employees described in Code section 414(q)(8) shall be excluded.

13.3 NON-KEY EMPLOYEE. Any Employee or former Employee (and his beneficiaries) who is not a Key Employee.

13.4 ADDITIONAL RULES. In determining the sum of the account balances under a defined contribution plan, Employer contributions and Employee contributions shall be taken into account. The account balance in a defined contribution plan will include any amount distributed to a Participant within the five (5) year period ending on the Determination Date.

13.5 MINIMUM BENEFIT. If this Plan is determined to be top-heavy in any Plan Year under the provisions of paragraph (13.1) or (13.3), then the contribution for such Plan Year to be allocated to each Participant who is not a Key Employee in such Plan Year shall not be less than three percent (3%) of such Participant's compensation (as defined in Code section 414(q)(7)) or such lesser percentage as may be made with respect to Key Employees in such Plan Year. Amounts contributed under Section 3.1(a) shall be taken into consideration in determining the lesser percentage for Key Employees noted in the immediately preceding sentence.

                                   SECTION 14
                             PARTICIPATING EMPLOYERS

14.1 ADOPTION BY OTHER EMPLOYERS. Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by properly executing a document evidencing said intent of such Participating Employer.

14.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS. Each such Participating Employer shall be required to use the Trust. The assets of the Trust shall, on an ongoing basis, be available to pay benefits to all Participants and beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

The transfer of any Participant from or to a Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

14.3 DESIGNATION OF AGENT. Each Participating Employer shall be deemed to be a party to this Plan; provided however, that with respect to all of its relations with the Trustees and Employer for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

14.4 EMPLOYEE TRANSFERS. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereunder become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

14.5 PARTICIPATING EMPLOYER'S CONTRIBUTIONS. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to a share the contribution of the Employer or Participating Employer making the contribution.

14.6 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence hereof and of any applicable conditions imposed shall be delivered to the Administrator. The Trustees shall thereafter transfer, deliver and assign contracts and other Trust assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer in the event that it has established a separate pension plan for its Employees provided. No such transfer shall be made if the result is the elimination or reduction of any Code Section 411(d)(6) protected benefits. If no successor is designated, the Trustees shall retain such assets for the Employees of said Participating Employer.

14.7 ADMINISTRATOR'S AUTHORITY. The Administrator shall have authority to make any and all necessary rules or regulations binding upon all Participating Employers and all Participants to effectuate the purpose of this Section.

         IN WITNESS WHEREOF, ACS Defense, Inc. has caused this Plan to be executed by its duly authorized officer this 8th day of October, 1999.

                                    ACS DEFENSE, INC.

                                    By: /s/ JOHN W. PUTNEY
                                        ----------------------------------------

                                    Name: John W. Putney

                                    Title: Senior V.P. of Administration and CFO